Intermec, Inc. 6001 36PthP Avenue West Everett, WA 98203-1264 HTUwww.intermec.comUTH
FOR IMMEDIATE RELEASE
Contact:

Kevin McCarty
Director, Investor Relations
Intermec, Inc.
425-265-2472
HTUkevin.mccarty@intermec.comUTH

INTERMEC REPORTS FIRST QUARTER 2010 RESULTS

▪	Q1 Revenue of $149.2 Million
▪	International Revenues up 27% year-over-year
▪	Gross Margin of 38.2% up 1.9 percentage points year-over-year
▪	EPS Loss of ($0.06); Non-GAAP EPS Loss of ($0.03)

EVERETT, Wash. – April 29, 2010 – Intermec, Inc. (NYSE: IN) today announced financial results for its first quarter, which ended March 28, 2010.

First quarter 2010 revenues were $149.2 million and a net loss of ($3.6) million, or ($0.06) per diluted share, compared to 2009 first quarter revenues of $162.6 million and a net loss of ($10.4) million, or ($0.17) per diluted share.

“Our results fell short of our expectations due to the US government sector and North America. On the other hand, we saw strong performance across our product and service offerings in our channels and international markets,” said Patrick J. Byrne, Intermec President and CEO.  “Our goal is to continue to drive growth in our channel while intensifying our efforts in enterprise projects.”

The following table presents our GAAP earnings before taxes, net loss, and diluted loss per share as reported for the first quarters of 2010 and 2009, and as adjusted by excluding the impact of an impairment of a facility associated with properties we retained from our former IAS business and restructuring charges.

	Quarter Ended March 28, 2010			Quarter Ended March 29, 2009
($ in millions, except per share amounts)	Loss from operations before taxes	Net loss	Diluted loss per share	Loss from operations before taxes	Net loss	Diluted loss per share
Loss as reported	$(6.2)	(3.6)	$(0.06)	$(16.3)	$(10.4)	$(0.17)
Impairment of facility	$2.4	1.4	$0.02	-	-	-
Restructuring charges	$0.7	0.4	$0.01	$8.6	$5.5	$0.09
Loss as adjusted	$(3.1)	$(1.8)	$(0.03)	$(7.7)	$(4.9)	$(0.08)

Excluding these charges, the non-GAAP net loss for the first quarter of 2010 was ($1.8) million, or ($0.03) per diluted share, as described in the Reconciliation of GAAP to Non-GAAP net earnings financial measures section of this release.

First Quarter 2010 Operating Performance

▪	Total revenues of $149.2 million were down 8% from the prior-year quarter, and down 12% when adjusting for currency translation.

▪
Geographically, compared to the prior-year quarter, revenues in North America declined 28%. In Europe, Middle East and Africa (EMEA) revenues increased 30%, up 22% when adjusting for currency translation. The rest of world improved by 19%, led by Asia Pacific up 37% and Latin America’s increase of 8%.

▪	From a product line perspective, compared to the prior-year quarter, Systems and Solutions revenue decreased 15%, Printer and Media revenue increased 3% and Service revenue was down 1%.

▪
Gross profit margins of 38.2% increased 1.9 percentage points compared to the prior-year quarter.  Product gross margins of 37.0% increased 1.8 percentage points and service gross margins of 42.3% increased 1.7 percentage points over the first quarter of 2009.

▪
Operating expenses, excluding facility impairment and restructuring charges of $2.4 million and $0.7 million, respectively, were $59.9 million.  The adjusted operating expense were lower by $7.0 million or 10% compared to the first quarter 2009 expense of $66.9 million, which excluded restructuring charges of $8.6 million. Total operating expenses for these same periods were $63.0 million and $75.5 million, respectively.

▪
The Company’s effective tax rate for the first quarter of 2010 was 41.4%, this compares to 36.3% in the first quarter 2009. This is due to several factors including the transitional effect of licensing non-U.S. IP rights to our Singapore subsidiary and congress’ delay in renewing the U.S. research and development tax credit that existed in 2009.

▪
Cash flow used in operations was $5.9 million for the quarter, including restructuring payment impacts of $2.2 million. The Company’s cash, cash equivalents, and short-term investments declined $12.7 million during the quarter to $225.5 million. The Company has no debt.

 Outlook – Second Quarter 2010

Intermec announced its financial guidance for the second quarter of 2010.

▪	Q2’10 Revenues are expected to be within a range of $150 to $165 million, compared to Q2’09 Revenues of $158 million

▪	Q2’10 GAAP EPS is expected to be within a range of ($0.08) to ($0.01) per diluted share, compared to Q2’09 GAAP EPS loss of ($0.11).

▪	Excluding restructuring charges of approximately $2.0 million, Q2’10 Non-GAAP EPS is expected to be ($0.06) to $0.01, compared to Q2’09 Non-GAAP EPS loss of ($0.03).

Conference Call Information

Intermec will hold its conference call on April 29, 2010 at 5:00 p.m. ET (2:00 p.m. PT).  The dial-in number for participants is (415) 228-5017 (US and International); Passcode: (“Intermec”). The call will be broadcast on the Internet via a link from the investor’s Web page at Uwww.intermec.com/InvestorRelationsU

###

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures for earnings (loss) from continuing operations before taxes, net (loss) earnings, and earnings (loss) per diluted share. It also includes an outlook for the second quarter 2010 non-GAAP earnings from continuing operations per diluted share.  Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Net Earnings attached to this press release.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures.  The non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding our facility impairment and restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency) provides supplemental information useful to investors’ and management’s understanding of the company’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

(Forward-looking Statements)
Statements made in this release and related statements that express Intermec’s or our management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the second quarter of 2010 or any current or future period.  They also include statements about our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

INTERMEC, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	March 28, 2010	March 29, 2009
Revenues:
Product	$115,743	$128,664
Service	33,487	33,909
Total revenues	149,230	162,573

Costs and expenses:
Cost of product revenues	72,891	83,366
Cost of service revenues	19,320	20,136
Research and development	14,973	15,913
Selling, general and administrative	44,916	51,009
Restructuring charges	737	8,582
Impairment of facility	2,421	-
Total costs and expenses	155,258	179,006

Operating loss	(6,028)	(16,433)
Interest income	150	341
Interest expense	(345)	(226)
Loss before income taxes	(6,223)	(16,318)
Income tax benefit	(2,578)	(5,917)
Net loss	$(3,645)	$(10,401)

Basic loss per share	$(0.06)	$(0.17)
Diluted loss per share	$(0.06)	$(0.17)

Shares used in computing basic loss per share	61,841	61,455
Shares used in computing diluted loss per share	61,841	61,455

INTERMEC, INC.
CONDENSED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	March 28, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$188,862	$201,884
Short-term investments	36,601	36,301
Accounts receivable, net	100,317	106,890
Inventories, net	94,715	101,537
Current deferred tax assets, net	51,118	51,140
Assets held for sale	3,783	-
Other current assets	13,839	16,826
Total current assets	489,235	514,578

Property, plant and equipment, net	37,309	37,383
Other acquired intangibles, net	2,321	2,587
Deferred tax assets, net	186,222	182,457
Other assets	28,873	34,404
Total assets	$743,960	$771,409

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$80,622	$102,607
Payroll and related expenses	18,693	20,683
Deferred revenue	42,364	39,038
Total current liabilities	141,679	162,328

Long-term deferred revenue	21,136	22,010
Pension and other postretirement benefits liabilities	80,212	81,897
Other long-term liabilities	14,876	14,891

Commitments

Shareholders' equity:
Common stock (250,000 shares authorized, 62,253 and 62,203 shares issued and 61,702 and 61,653 outstanding)	623	622
Additional paid-in capital	706,048	703,590
Accumulated deficit	(177,890)	(174,245)
Accumulated other comprehensive loss	(42,724)	(39,684)
Total shareholders' equity	486,057	490,283
Total liabilities and shareholders' equity	$743,960	$771,409

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended
	March 28, 2010	March 29, 2009

Cash and cash equivalents at beginning of the period	$201,884	$221,335

Cash flows from operating activities:
Net loss	(3,645)	(10,401)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,746	3,974
Impairment of facility	2,421	-
Deferred taxes	(3,195)	(6,183)
Stock-based compensation	1,905	2,036
Excess tax shortfall (benefit) from stock-based payments arrangements	-	557
Changes in operating assets and liabilities:
Accounts receivable	6,573	30,613
Inventories	6,683	9,228
Accounts payable and accrued expenses	(22,166)	(31,192)
Other long-term liabilities	2,785	975
Other operating activities	(1,007)	484
Net cash (used in) provided by operating activities	(5,900)	91

Cash flows from investing activities:
Additions to property, plant and equipment	(2,890)	(2,385)
Sale of property, plant and equipment	-	1,866
Other investing activities	(842)	(1,096)
Net cash used in investing activities	(3,732)	(1,615)

Cash flows from financing activities:
Excess tax (shortfall) benefit from stock-based payments arrangements	-	(557)
Stock options exercised and other	554	362
Net cash provided by (used in) financing activities	554	(195)

Effect of exchange rate changes on cash and cash equivalents	(3,944)	(3,567)
Resulting decrease in cash and cash equivalents	(13,022)	(5,286)

Cash and cash equivalents at end of the period	$188,862	$216,049

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 28,	Non GAAP	Adjusted	March 29,	Non GAAP	Adjusted
	2010	Adjustments	March 28, 2010	2009	Adjustments	March 29, 2009
Revenues:
Product	$115,743		$115,743	$128,664		$128,664
Service	33,487		33,487	33,909		33,909
Total revenues	149,230		149,230	162,573		162,573

Costs and expenses:
Cost of product revenues	72,891		72,891	83,366		83,366
Cost of service revenues	19,320		19,320	20,136		20,136
Research and development	14,973		14,973	15,913		15,913
Selling, general and administrative	44,916		44,916	51,009		51,009
Restructuring charges	737	$(737)	-	8,582	$(8,582)	-
Impairment of facility	2,421	(2,421)	-	-		-
Total costs and expenses	155,258	(3,158)	152,100	179,006	(8,582)	170,424

Operating loss	(6,028)	3,158	(2,870)	(16,433)	8,582	(7,851)
Interest income	150		150	341		341
Interest expense	(345)		(345)	(226)		(226)
Loss before income taxes	(6,223)	3,158	(3,065)	(16,318)	8,582	(7,736)
Income tax benefit	(2,578)	1,271	(1,307)	(5,917)	3,069	(2,848)
Net loss	$(3,645)	$1,887	$(1,758)	$(10,401)	$5,513	$(4,888)

Basic loss per share	$(0.06)	$0.03	$(0.03)	$(0.17)	$0.09	$(0.08)
Diluted loss per share	$(0.06)	$0.03	$(0.03)	$(0.17)	$0.09	$(0.08)

Shares used in computing basic loss per share	61,841	61,841	61,841	61,455	61,455	61,455
Shares used in computing diluted loss per share	61,841	61,841	61,841	61,455	61,455	61,455

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK FOR THE QUARTER ENDED JUNE 27, 2010
(Unaudited)

Diluted (loss) earnings per share

As reported	$(0.08) to (0.01)
Restructuring charge	0.02
As adjusted	$(0.06) to 0.01

INTERMEC, INC.
SUPPLEMENTAL SALES INFORMATION
(Amounts in millions)
(Unaudited)

	Three Months Ended
	March 28, 2010	Percent of Revenues	March 29, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$79.1	53.0%	$93.1	57.3%	(15.0%)
Printer and media	36.6	24.5%	35.6	21.9%	2.8%
Total product	115.7	77.5%	128.7	79.2%	(10.1%)
Service	33.5	22.5%	33.9	20.8%	(1.2%)
Total revenues	$149.2	100.0%	$162.6	100.0%	(8.2%)

	Three Months Ended
	March 28, 2010	Percent of Revenues	March 29, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$74.5	49.9%	$103.6	63.7%	(28.1%)
Europe, Middle East and Africa (EMEA)	50.9	34.1%	39.0	24.0%	30.5%
All others	23.8	16.0%	20.0	12.3%	19.0%
Total revenues	$149.2	100.0%	$162.6	100.0%	(8.2%)